Exhibit 23.1

PAN-CHINA SINGAPORE PAC 天健新加坡会计师事务所有限公司 UEN:201603521D 80 SOUTH BRIDGE ROAD #04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710 TEL: +65 6438 3524

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 2 to Registration Statement on Form F-1 (No. 333-251850) of Huale Acoustics Limited of our reports dated June 28, 2021 and June 24, 2020 for financial year then ended as of December 31, 2020 and December 31, 2019 and December 31, 2018, relating to the financial statements which appears in this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Pan-China Singapore PAC

Singapore

March 31, 2022